1. INTRODUCTION Our goal at Aurora is to transform transportation — to make it more accessible, more productive, more depend- able, and — crucially — much safer than it is today. The teams we create, the work that we do, and the partnerships we build all serve this mission: to deliver the benefits of self-driving technology safely, quickly, and broadly. We are motivated by the societal and economic benefits of a self-driving future, where our roads are safer, our goods arrive faster, and everyone in our communities has access to reliable transportation. In working towards our mission, we hold ourselves to very high standards. Conducting business in an ethical manner— doing right by our employees, partners, suppliers, communities, and stockholders—is central to our standards. Aurora requires its employees, officers, and directors to conduct themselves and Aurora’s business ethically, including, without limitation, complying with this Code of Conduct and Ethics (“Code”). This Code applies to all members of the Board of Directors (a “director”), executive officers, and employees (who, unless otherwise specified, will be referred to jointly as “employees” or “you”) of Aurora Innovation, Inc. and its subsidiaries (collectively the “Company,” “Aurora,” or “we”), as well as Company contractors, consultants, advisors, and agents. This Code serves as a guide, and we expect employees to use good judgment and adhere to the ethical standards to which Aurora is committed. Operating with integrity is a responsibility shared by all of us. Employees are expected to: • Read, understand, and comply with this Code. Ask questions - if you do not understand something in this Code, or have a question or concern about anything in this Code, please reach out to your manager, your people business partner, the employee relations team, or Aurora’s legal team with your questions. • Speak up. The Company expects you to report violations of this Code (including noncompliance with applicable laws) of which you are aware or any situation that does not reflect the Company’s culture or values. See Section 2 for more information on speaking up. • Cooperate with any investigations into violations of this Code and to keep all information related to such investigations confidential subject to your right to participate in Protected Activity as set forth below. An employee who violates this Code, or directs or approves a violation of this Code, may be subject to disciplinary action, up to and including termination of employment. A director who violates this Code or directs or approves conduct in violation of this Code will be subject to action as determined by the Board. Any waiver or modification of this Code for Aurora’s executive officers, directors, principal financial officer, principal accounting officer, controller, or any other persons performing similar functions in the Company may only be made by our Board of Directors. Aurora will disclose waivers as required by law, regulation, or other applicable rule. 2. SPEAKING UP How to report a violation of this Code or Other Concerns. All Company employees are required to abide by this Code. Part of doing so is speaking up promptly when you have good faith concerns about possible violations of this Code. While there are multiple avenues for reporting different types of concerns, what is ultimately important to the Company is that you clearly raise your concern so that it can be addressed. A number of ways you can raise such concerns are listed below. CODE OF CONDUCT AND ETHICS Exhibit 14.1

• Talk with your manager or, if you are uncomfortable doing so or are otherwise unable to talk to your manager, speak with your skip-level manager(s). • Speak with your People Operations Business Partner (“PBP”) or another People Operations team member. • Speak with a member of the Employee Relations (“ER”) team. • Speak with the General Counsel or our legal team. • Call our Ethics and Integrity hotline at 1-844-992-4840 or report your concern at our Ethics and Integrity web portal. A link to the ethics web portal is available in the Company handbook. When you make a report using either the hotline or the web portal, you will have the option to choose to remain anonymous if you prefer to do so. If you are a manager, and an employee comes to you with a concern about a possible violation of this Code, you must promptly report that concern via ER or another appropriate channel described above. Investigations. Concerns that are raised will be investigated promptly, thoroughly, and fairly by the Company as appropriate. The nature of such investigations may vary depending on the type of concern that is raised. During and after an investigation, concerns will be kept confidential to the extent possible, but please understand that your concern will likely have to be shared with relevant individual(s) in order to facilitate a thorough and appropriate investigation, and may need to be further disclosed if required by applicable laws, regulations or rules. In order to maintain workplace safety and the integrity of its investigation, Aurora may suspend employees, either with or without pay, pending completion of the investigation. All employees are expected to cooperate fully with investigations. Intentionally submitting false reports is prohibited. No Retaliation. The Company prohibits retaliation of any kind against anyone for raising or reporting a good faith concern about a violation of this Code or for participating in an investigation. If you believe someone has retaliated against you, please report this as outlined above. Protected Activity not Prohibited. Nothing in this Code limits or prohibits employees from engaging in “Protected Activity.” For the purposes of the Code, “Protected Activity” means raising an internal concern or complaint, or filing a charge or complaint, or otherwise communicating, cooperating or participating, with any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any other provision in this Code, Employees are not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor are employees obligated to advise the Company as to any such disclosures or communications. In making any such disclosures or communications, employees must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the relevant government agencies. “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications; any such disclosure without the Company’s written consent violates Company policy. 3. RESPECTING EACH OTHER Our values guide how we treat one another in the workplace, as well as those with whom we conduct business. We strive to maintain a culture of safety, inclusivity, and respect for all employees. Some of the ways we do this are described in more detail below. We Don’t Discriminate. The Company is an equal opportunity employer that is committed to diversity and makes employment decisions on the basis of merit and business needs. We do not discriminate against any person on the basis of any characteristic protected under applicable federal, state, or local laws, including, but not limited to, race, color, religion (including, but not necessarily limited to, religious creed, dress, and grooming practices), citizenship, marital status, age, national origin, ancestry, mental or physical disability, genetic information, U.S. (state and federal) military and veteran status, sexual orientation, gender identity, gender expression, sex, gender, reproductive health decision- making, and pregnancy (including childbirth, breastfeeding, or related medical condition). Remember: we win together. We Don’t Harass. The Company does not tolerate harassment of any kind. Harassment can take many forms, and common forms include verbal harassment, physical harassment, and visual harassment. Even when such behavior does not rise to the level of harassment in the legal sense, we still do not tolerate it here. Treat others as you would like to be treated and do not engage in harassing conduct. As with all other kinds of harassment, the Company prohibits sexual harassment. Sexual harassment is illegal and, like all other types of harassment, is prohibited whether it involves co-worker harassment, harassment by a supervisor or manager, or harassment by or towards third persons doing business with or for Aurora. Please be a respectful coworker. We Don’t Retaliate. Retaliation by anybody for making a good faith report of harassment or discrimination, or perceived harassment or discrimination, for making any good faith complaints of harassment or discrimination, participating in any investigation of harassment or discrimination, or perceived harassment or discrimination, or engaging in any other Protected Activity is strictly prohibited at the Company. Reporting and Investigation of Discrimination, Harassment, and Retaliation. If you have been the subject of harassment, discrimination, or retaliation at the Company, or if you are aware of harassment, discrimination or retaliation occurring at the Company, please immediately report it to ER, your PBP, your manager, your skip-level manager(s), or through our Ethics and Integrity hotline or web portal. If you are a manager and any employee tells you that they have been the subject of harassment, discrimination, or retaliation at the Company (or that they are aware of harassment, discrimination, or retaliation occurring at the Company), you must report it immediately to ER. It is important that you raise these issues promptly so that the Company can investigate them. We will endeavor to do so thoroughly, expediently, and impartially. The Company expects that all employees will cooperate with its investigations. The Company will also take prompt and effective remedial action, including disciplinary action up to and including termination of employment, when appropriate. Any employee with questions about the Company’s policy on equal employment opportunity or who requires further information about our prohibition of discrimination, harassment, and retaliation, is encouraged to contact ER or their PBP. We Care About Workplace Health and Safety. Safety is paramount at the Company. We are all responsible for maintaining a workplace that promotes the protection of our people and our environment. Additionally, employees are prohibited from working while under the influence of alcohol, illegal drugs, or controlled substances that impair their ability to perform their job. If you have a workplace safety concern, please speak up by reaching out to your manager, your skip-level manager(s), ER, your PBP, or through our Ethics and Integrity hotline or web portal. The Company does not tolerate workplace violence of any kind. We expect all employees to treat each other and our partners, vendors, and others with whom we do business with courtesy and respect at all times. Fighting, bullying, abusive behavior, or other conduct that may be dangerous to others is prohibited. Our Company handbook, available on the Company intranet outlines other policies and practices that further our commitment to a safe, inclusive, and respectful workplace. 4. INTEGRITY AND ACCOUNTABILITY The Company expects that when employees are conducting business on behalf of the Company, they will base their decisions on the Company’s best interests and not on personal relationships or benefits. The Company expects you to act ethically, be reasonable, and use good judgment. Employees may not engage in any conduct or activities that materially disrupt or impair the Company’s operations or relationships with any third parties.

Confidentiality. The Company’s confidential information is a critical asset. As part of your work for the Company, you will learn confidential and/or proprietary information about the Company, its customers, suppliers, and/or partners. Company leadership endeavors to be transparent and expects that all who do work for the Company will protect the confidential and proprietary information that is entrusted to them. When you joined the Company as an employee, you signed a Proprietary Information and Inventions Agreement (“PIIA”) that contains additional information related to Company confidential and proprietary information. If you do work for the Company as a contingent worker (e.g., a consultant or other contractor), your agreement with the Company also contains provisions related to Company confidential and proprietary information. As stated in these documents, the obligation to protect confidential information does not end when an employee or contingent worker leaves the Company. Unauthorized disclosure of Company confidential and proprietary information is harmful to the Company and is prohibited. Additionally, please review and familiarize yourself with Aurora’s data and information security policies, available on the Company intranet. If you are not sure if it is okay to discuss something, please reach out to your manager, your PBP, or the legal team to discuss. In addition to maintaining the confidentiality of information about the Company and other companies entrusted to them by the Company, employees may only use such information for permissible business purposes. For example, third-party confidential information is often subject to confidentiality restrictions, and employees are expected to honor confidentiality obligations to third parties. Intellectual Property. Aurora’s intellectual property rights are core to its business and success and are valuable company assets. Aurora’s intellectual property rights include its trademarks, logos, patents, trade secrets, know- how, and more. You must respect all intellectual property laws during your employment at Aurora, and follow the obligations laid out in your employment agreement, PIIA, and Aurora policies including your obligations with respect to confidentiality. Additionally, we respect third parties’ intellectual property rights, and expect employees to do the same. Furthermore, we respect open source software development. Therefore, please review and familiarize yourself with Aurora’s Open Source and Third Party Code Policy. Nothing in this Code prevents you from engaging in Protected Activity as described above. Please reach out to the legal team if you have any questions about intellectual property. Conflicts of Interest. The Company expects that when employees are conducting business on behalf of the Company, they will base their decisions on the best interests of the Company and not on personal relationships or benefits. You should avoid situations where your personal activities and relationships conflict (or appear to conflict) with the Company’s interests. Please reach out to any of the resources listed in Section 2 with questions or concerns about conflicts of interest. Some examples of conflicts of interest include: • Friends and Family. Conducting business on behalf of the Company in which family members or persons with whom you have a close, personal relationship (or an organization with which such a person is associated) can cause a conflict of interest. If a relative or friend of yours has a material financial interest in a transaction with the Company that you are facilitating, please disclose the relationship and obtain prior approval from your manager and the legal team. The Company may need you to disclose additional details about the proposed transaction to avoid any potential conflicts of interest and to ensure that the transaction is entered into in good faith and at arms-length. Additionally, the Company may hire relatives of employees, but also wants to ensure there are no potential problems of supervision, morale, or conflicts of interest. If a relative of yours has been or may be hired, please promptly and fully disclose the relevant circumstances to your PBP for guidance about whether a potential or actual conflict exists. • Outside Employment and Activities. When you work at Aurora, we expect your full attention. That said, you can hold some positions with Company approval. Please see the Company handbook for more information about the approval process - we want to make sure there isn’t a conflict with what Aurora does. Naturally, you can’t work or consult for a competitor.

• Personal Gain. You may not accept any form of compensation from a third party for services performed for Aurora. Unless expressly approved, employees are prohibited from influencing or having the ability to influence a business decision relating to an actual or potential competitor, supplier, customer, or partner of Aurora if they have a material financial interest in that third party. • Gifts and Entertainment. In some instances, it may be appropriate to accept non-cash modest meals, gifts, or entertainment to or from third parties that conduct business with the Company, provided the exchange is related to a legitimate business purpose and is lawful under applicable law. Please review and familiarize yourself with the Company’s Receiving Gifts, Travel, and Entertainment Policy, available on the Company intranet, for more information. Employees may not accept gifts of cash or cash equivalents (including gift cards) regardless of value. • Corporate Opportunities. If you learn of a potential business opportunity through your work at the Company, that opportunity belongs to the Company and not you, unless the Company has already been offered the opportunity and turned it down. This list is by no means exhaustive. We understand that sometimes evaluating whether a conflict of interest exists can be difficult. Employees should seek guidance from their manager, PBP, the legal team, or file a report using our Ethics and Integrity hotline or web portal when they have any questions or doubts about any actual or potential conflict of interest. You are required to obtain approval by utilizing our ethics web portal, which will seek approval from the appropriate Company personnel, before proceeding with any action that could be considered a conflict of interest. Fair Dealing. We expect you to be honest and fair. The Company does not seek competitive advantages through illegal or unethical business practices. Each employee should endeavor to deal fairly with the Company’s customers, service providers, suppliers, competitors, business partners and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any unfair dealing practice. Insider Trading. It is illegal to trade in the securities of a company on the basis of material nonpublic information about that company. This includes information that you learn as part of your job that is not public (whether the information is about Aurora or another company). Moreover, you may not share non-public information with any third parties. Please consult our Insider Trading policy for more information, and reach out to the legal team with any questions or concerns. Company Assets. All Company issued equipment (e.g., computers, hardware, cell phones, tools, etc.), media, documents, records, and information are the property of the Company. Employees should treat Company property with care, use Company equipment and systems in a productive, legal, and ethical manner, and use their best efforts to secure Company property against loss, theft, or use by persons who have not been authorized to access it. Any suspected incident of fraud or theft involving Company property should promptly be reported. Employees cannot expect privacy when they use the Company’s computers, other equipment, or systems. In appropriate circumstances, authorized individuals within the Company may access and review employee emails, files, etc., and may also disclose such information outside the Company in accordance with the Company’s business needs and at its discretion. Political Activities. The Company does not make contributions to political candidates or political parties except as permitted by applicable laws. Employees engaging in political activity will do so as private citizens, on their own time and utilizing their own personal resources, and not as representatives of the Company. Company employees may never seek reimbursement for personal campaign contributions made. An employee’s personal lawful political contribution, or decision not to make a contribution, will not influence the employee’s compensation, job security or opportunities for advancement.

Communications. Any employee who is contacted by the press or any other outside organization or individual, should refer the contacting party to our communications team. Please familiarize yourself with our communications policies available on the Company intranet. 5. RECORDKEEPING AND FINANCIAL REPORTING The Company keeps books and records as legally required and follows industry best practices and requirements in internal controls over financial reporting. As a publicly traded company, we are required to prepare and report quarterly and annual financial statements with the Securities and Exchange Commission (SEC). Additionally, we are required to have our annual financial statements as well as our internal controls over financial reporting audited by an independent registered public accounting firm in accordance with rules set by the Public Company Accounting Oversight Board. Financial Reporting and Disclosures. Aurora is required to provide comprehensive, transparent, and clear financial statements as required by the SEC. To the extent that your job requires you to participate in the creation of these financial statements, you are responsible for the accurate and complete reporting of financial information within your role. All employees are responsible for the timely notification to the Company (see Section 2, Speaking Up) of financial and non-financial information that may be material to the Company to ensure full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with government agencies or releases to the general public. Be truthful and transparent; do not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company’s independent auditors, governmental regulators and self-regulatory organizations. Any employee who becomes aware of fraud, either through fraudulent financial reporting, fraudulent non-financial reporting, asset misappropriation, or corruption, must report it promptly. You may utilize any of the procedures provided for in Section 2. Company Records. Aurora keeps robust and accurate records in accordance with applicable law. Any Company records created or maintained by employees are expected to be accurate, complete, and understandable in all respects. Falsification or misrepresentation of Company records is prohibited. 6. COMPLIANCE WITH LAW Aurora takes its responsibility to comply with law seriously, and expects employees to do the same. All employees must respect and obey all laws when carrying out responsibilities on behalf of Aurora and refrain from illegal conduct. We have highlighted a few specific areas of law below. If you have a question about a specific law or rule as it pertains to your job, please ask the legal team for assistance. Competition (Antitrust). Aurora believes in the value of a fair and competitive market. Antitrust laws (or, as they are known in most of the world, “competition” laws) are designed to foster competitive markets and prohibit activities that unreasonably restrain trade. In general, actions taken in combination with another company that unreasonably reduce competition may violate antitrust laws (for example, price fixing, geographic assignments, unfair bidding practices, “no-poach” agreements, or sharing sensitive commercial information). Employees may not engage in anti-competitive behavior and may be subject to criminal prosecution or penalties for violating competition laws. Reach out to the legal team if you have questions or concerns about antitrust and your work at Aurora. Anti-corruption. Aurora does not tolerate and strictly prohibits all forms of bribery and corruption, regardless of whether they involve a public official or a private person. Bribery and corruption are antithetical to the Company’s commitment to operating with integrity and transparency and are also prohibited under the laws of the United States and most countries around the world (e.g., the United States Foreign Corrupt Practices Act and the United Kingdom Bribery Act). Trade & Sanctions Compliance. Trade compliance laws regulate the import and export of goods and technology, as well as where and with whom Aurora may conduct business. Sanctions laws use the blocking of assets and trade restrictions to accomplish foreign policy and national security goals and can be either comprehensive or selective. While trade and sanctions compliance laws have been around for some time, they are currently evolving to catch up with emerging technology. Aurora takes trade and sanctions compliance seriously, and we expect all employees to do the same. Anti-Money Laundering. Anti-Money laundering laws prohibit transactions which conceal illegal origins of funds or facilitate illegal activity. Aurora aims to conduct business only with counterparties involved in legitimate business activities using funds derived from legitimate sources and expects employees to do the same. ********** Adopted and effective on November 3, 2023.